Exhibit 16.1

March 29, 2019

Office of the Chief Accountant

PCAOB Letter File

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-6561

Re:  EXHIBIT 16.1 TO Form 8-K

Ladies and Gentlemen:

We have read Item 4.01 of the Current Report on Form 8-K dated March 29, 2019 of TriLinc Global Impact Fund, LLC and are in agreement with the statements contained therein as they relate to Moss Adams LLP.

Respectfully,

// Moss Adams LLP